EXHIBIT A

AGREEMENT FOR JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of United Community Financial Corp., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

FIRST BANKERS TRUST SERVICES, INC.

Date:	February 1, 2013	By:	/s/ Linda Shultz
Name: Linda Shultz
Title: Trust Officer

UNITED COMMUNITY FINANCIAL CORP.
EMPLOYEE STOCK OWNERSHIP PLAN

		By:	First Bankers Trust Services Inc., Trustee

Date:	February 1, 2013	By:	/s/ Linda Shultz
Name: Linda Shultz
Title: Trust Officer